Exhibit 16.1

McGladrey LLP

December 17, 2013

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read ChromaDex Corporation's statements included under Item 4.01 of its Form 8-K filed on December 17, 2013 and we agree with such statements concerning our firm.

/s/ McGladrey LLP